Exhibit 21.1


Subsidiaries of Franklin Street Properties Corp.


                                                            Jurisdiction of
Name                                                        Organization
----                                                        ------------

FSP Investments LLC                                         Massachusetts
FSP Holdings LLC                                            Delaware
FSP REIT Protective Trust                                   Massachusetts
FSP Protective TRS Corp.                                    Massachusetts
FSP Property Management LLC                                 Massachusetts
FSP Merrywood Apartments Limited Partnership                Texas
FSP North Andover Office Park Limited Partnership           Massachusetts
FSP Park Seneca Limited Partnership                         Massachusetts
FSP Piedmont Center Limited Partnership                     Massachusetts
FSP Hillview Center Limited Partnership                     Massachusetts
FSP Forest Park IV NC Limited Partnership                   North Carolina
FSP Southfield Centre Limited Partnership                   Massachusetts
FSP Austin N.W. Limited Partnership                         Massachusetts
FSP Lyberty Way Limited Partnership                         Massachusetts
FSP Willow Bend Office Center Corp.                         Delaware
FSP Park Ten Limited Partnership                            Texas
FSP Montague Business Center Corp.                          Delaware
FSP Addison Circle Corp.                                    Delaware
FSP Royal Ridge Corp.                                       Delaware
FSP Collins Crossing Corp.                                  Delaware
FSP Innsbrook Corp.                                         Delaware
FSP 380 Interlocken Corp.                                   Delaware
FSP Blue Lagoon Drive Corp.                                 Delaware
FSP Eldridge Green Corp.                                    Delaware
FSP Greenwood Plaza Corp.                                   Delaware
FSP River Crossing LLC                                      Delaware
FSP River Crossing Corp.                                    Delaware
FSP Liberty Plaza Limited Partnership                       Texas
FSP One Overton Park LLC                                    Delaware
FSP 390 Interlocken LLC                                     Delaware
FSP Goldentop Technology Center Limited Partnership         California
FSP Bollman Place Limited Partnership                       Massachusetts